EXHIBIT 10.20

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is effective as of this 20th day of July, 2009 (“Effective Date”), by and between Mylan Pharmaceuticals Inc., a corporation duly organized under the laws of the state of West Virginia (MYLAN”), and Raptor Therapeutics Inc., a corporation duly organized under the laws of Delaware (“RAPTOR”). RAPTOR and MYLAN may be referred to herein as the “Party” or “Parties.”

WHEREAS, RAPTOR desires to enter into this Agreement for the supply of the Active Pharmaceutical Ingredient (“API”) from MYLAN; and

WHEREAS, MYLAN desires to enter into this Agreement and grant such supply of the API to RAPTOR.

NOW, THEREFORE, WITNESSETH that for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

I.	SCOPE OF AGREEMENT

1.
RAPTOR shall purchase from MYLAN Active Pharmaceutical Ingredient (“API”) that meets the specifications, as further defined in ATTACHMENT I, as may be ordered by RAPTOR in accordance with the terms and conditions herein.

2.
MYLAN shall supply API to RAPTOR that meets the specifications, as further defined in ATTACHMENT I. MYLAN shall procure all supplies of API from [*****]. MYLAN shall not change or modify the specifications set forth on ATTACHMENT I in any manner that would impact the manufacturing or processing activities related to the supply of API herein without first giving RAPTOR prior written notice of no less than [*****]. MYLAN shall notify RAPTOR of any notice of change or modification issued by CAMBREX within [*****] of the receipt of said notice.

[*****]

3.
MYLAN shall support the filing of RAPTOR’s New Drug Application(s) (“NDA(s)”) for products containing API and commercial production thereof by providing API, technical documentation, and regulatory information as requested by RAPTOR to RAPTOR. MYLAN shall authorize RAPTOR (or its designees) the right to reference all such technical documentation and regulatory information to support any RAPTOR NDA, including all Drug Master Files provided to a regulatory authority by or on behalf of MYLAN or its permitted contractors [*****].

II.	FORECAST AND SUPPLY

1.	MYLAN shall supply the API to RAPTOR pursuant to the product, price, volume, and time period listed in ATTACHMENT II.

2.	RAPTOR shall provide a non-binding, [*****] rolling forecast [*****] for the supply of API (“PO”) to MYLAN, [*****] in advance of delivery to RAPTOR.

3.	MYLAN shall schedule the purchase of the API based on [*****] shall accept such binding POs received from RAPTOR at least [*****] in advance of delivery.

4.
In the event of a supply shortage of the API where MYLAN is unable to fulfill RAPTOR’S requirements set forth in a particular PO, MYLAN shall immediately notify RAPTOR. RAPTOR may modify or cancel such Purchase Orders accordingly, without penalty, upon written notice of no less than [*****]before the delivery date specified in such PO to MYLAN.

5.
[*****] A “DELAY” shall mean any shipment of API delivered pursuant to a PO of which more than [*****] of the quantities ordered in the applicable PO is delivered later than [*****] after the delivery date specified in the applicable PO through no fault of MYLAN.

III.	PAYMENT

1.
RAPTOR shall remit payment for the API [*****] after RAPTOR’s receipt and approval of MYLAN’s invoice therefor. Notwithstanding the foregoing, RAPTOR may withhold payment for any shipment or portion thereof that has been rejected by RAPTOR for nonconformance under Section IV.3 below.

IV.	SHIPPING AND RETURNS

1.	All shipments of API from MYLAN to RAPTOR will be shipped [*****].

2.	RAPTOR will receive and test API within [*****] of delivery. RAPTOR will notify MYLAN of non-conforming results within [*****].

3.
MYLAN shall accept and replace returns of API that are not in conformance with the applicable specifications or standards set forth under this agreement when identified by RAPTOR, or refund the purchase price of the API, within [*****] of receipt of the API by RAPTOR.

V.	QUALITY CONTROL

1.
MYLAN shall provide API that meets the United States Pharmacopeia (“USP”) and International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) requirements.

2.
MYLAN shall provide API in accordance with ATTACHMENT I, the Drug Master Files (“DMF”) for the manufacture of API provided by or on behalf of MYLAN or its permitted contractors and current Good Manufacturing Practices (“cGMPs”) set forth by the FDA or other regulatory authorities. The Parties shall use commercially reasonable efforts to negotiate and execute a mutually agreeable quality agreement prior RAPTOR issuing its first purchase order for API to MYLAN pursuant to the Agreement.

3.
MYLAN shall promptly provide the necessary resources to respond to the FDA or other regulatory authority determined deficiencies and information requests regarding the API and the process used by the manufacturer to manufacture the API (including providing access to the applicable manufacturing facilities used to manufacture the API). MYLAN shall provide to RAPTOR copies of all such determined deficiencies, information requests, inspection reports and other correspondence of the FDA or other regulatory authority related to the manufacture of API within [*****] after obtaining knowledge thereof.

4.
MYLAN will allow RAPTOR to audit MYLAN’s storage and shipping facilities annually during normal business hours and after receiving at least [*****] prior written notice. In addition, MYLAN shall use commercially reasonable efforts to facilitate an annual request by RAPTOR to audit other facilities not owned by MYLAN that are directly related to the manufacture of API, upon receiving at least [*****] prior written notice.

5.
MYLAN shall generate and maintain complete and accurate records (including files, certificates and authorizations) and samples as necessary to evidence compliance with this Agreement, and applicable laws, regulatory requirements, and other requirements of applicable governmental authorities relating to the manufacture of API. All such records and samples shall be securely maintained for a period of not less than [*****] from the date received or generated by MYLAN or such period as may be required by regulatory requirements. Upon RAPTOR’S request, MYLAN shall provide RAPTOR with reasonable access to, and copies and portions of, such records and samples and any supporting data relating thereto, and MYLAN shall not dispose of such records or samples without first offering to transfer such records or samples to RAPTOR at RAPTOR’S expense.

VI.	WARRANTIES AND REPRESENTATIONS

1.	MYLAN warrants and represents the following:

(i)	MYLAN is a corporation duly organized, validly existing and in good standing under the laws of West Virginia;

(ii)	MYLAN has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder;

(iii)	The person signing this Agreement has the necessary corporate authority to legally bind MYLAN to the terms set forth herein;

(iv)
The execution by MYLAN of this Agreement and the performance by MYLAN of the terms set forth herein will not cause MYLAN to be in material conflict with or constitute a material breach of any agreement or understanding with any third party;

(v)
To MYLAN’s knowledge and belief, there are no suits, adverse third party allegations or actions, claims, proceedings, or investigations pending or threatened by or before any court, by or before any government body or agency, or any individual related, to the matters set forth herein;

(vi)
The execution of this Agreement and MYLAN’s performance hereunder do not and will not be in material conflict with any law, ordinance, statute or regulation or any current Good Laboratory Practice (“cGLP”), cGMP, or FDA guidelines or policies;

(vii)
MYLAN is not debarred and MYLAN has not and will not use in any capacity the services of any person debarred under subsection 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, MYLAN shall immediately notify RAPTOR of such fact;

(viii)
MYLAN has and will maintain throughout the term of this Agreement all permits, licenses, registrations and other forms of governmental authorization and approval as required by law in order for MYLAN to execute and deliver this Agreement and to perform its obligations hereunder in accordance with all applicable laws;

(ix)
MYLAN represents and warrants that the API supplied to MYLAN shall meet the agreed specifications, as further defined in ATTACHMENT I; the United States Pharmacopeia (“USP”) requirements; and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) requirements

2.	RAPTOR warrants and represents the following:

(i)	RAPTOR is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

(ii)	RAPTOR has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder;

(iii)	The person signing this Agreement has the necessary corporate authority to legally bind RAPTOR to the terms set forth herein;

(iv)
The execution by RAPTOR of this Agreement and the performance by RAPTOR of the terms set forth herein will not cause RAPTOR to be in material conflict with or constitute a material breach of any agreement or understanding with any third party;

(v)
To RAPTOR’s knowledge and belief, there are no suits, adverse third party allegations, actions, claims, proceedings, or investigations pending or threatened by or before any court, by or before any government body or agency, or any individual, related to the matters set forth herein;

(vi)	The execution of this Agreement and RAPTOR’s performance hereunder do not and will not be in material conflict with any law, ordinance, statute or regulation;

(vii)
RAPTOR is not debarred and RAPTOR has not and will not use in any capacity the services of any person debarred under subsections 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, RAPTOR shall immediately notify MYLAN of such fact; and

(viii)
RAPTOR has and will maintain throughout the term of this Agreement all federal, state and local permits, licenses, registrations and other forms of governmental authorization and approval as required by law in order for

RAPTOR to execute and deliver this Agreement and to perform its obligations hereunder in accordance with all applicable laws.

VII.	TERM AND TERMINATION

1.
This Agreement shall begin on the Effective Date written above and shall continue in full force and effect for a period of [*****] (“Initial Term”). Thereafter, the term of this Agreement shall continue in full force and effect until terminated in accordance with this Section VII.

2.	After the Initial Term, either Party may terminate this Agreement with [*****] prior written notice to the non-terminating Party.

3.	This Agreement shall be subject to immediate termination in the event the manufacture, distribution, or sale of the API would materially contravene any applicable law [*****].

4.
Upon the termination of this Agreement; pursuant to Section VII(3), due to a material breach of the terms of this Agreement by MYLAN, or a unilateral termination by MYLAN pursuant to Section VII, RAPTOR shall have no obligation to purchase any API ordered in any PO. Termination of this Agreement shall not affect the rights and obligations of either Party that may have accrued prior to the date of termination, or any right or obligation contained in Sections III, IV, V.1, V.2 (with respect to outstanding POs to be fulfilled) and Sections V.3, V.4, V.5, VI, VII.4, VIII, IX, X, XI, XII, XIII, XIV, XV.

VIII.	INDEMNIFICATION

1.	RAPTOR agrees to indemnify, defend and hold MYLAN harmless from and against any losses resulting from or arising out of [*****].

2.	MYLAN agrees to indemnify, defend and hold RAPTOR harmless from and against any losses resulting from or arising out of [*****].

IX.	CONFIDENTIALITY

Information exchanged pursuant to this Agreement, shall be subject to the terms and conditions of that certain Confidentiality Agreement executed and entered into on the 7th day of April, 2009, by and between Raptor Pharmaceuticals Corp., the parent company of Raptor Therapeutics Inc., and Mylan Pharmaceuticals Inc. (the “CDA”). The terms and conditions of the CDA notwithstanding, a Party may disclose the Confidential Information of the disclosing Party to extent required to exercise its rights or perform its obligations hereunder.

X.	ASSIGNMENT

RAPTOR may not assign this Agreement or any of its rights or obligations hereunder, to a third party, without the express, prior, written consent of MYLAN; except that RAPTOR may assign this Agreement without such consent to any successor to all or substantially all of RAPTOR’S assets or business to which this Agreement relates. Any assignment in violation of this Section X shall be null and void.

XI.	GOVERNING LAW

Any and all actions between the Parties regarding the interpretation or application of any term or provision contained herein shall be governed by and interpreted in accordance with the laws of the State of New York, excluding its conflict of laws principles. MYLAN and RAPTOR each do hereby respectively consent and agree that the courts of the State of New York shall have jurisdiction with respect to any and all actions brought hereunder.

XII.	LIMITATION OF LIABILITY

In no event shall either Party be liable to the other Party or its Affiliates for special, punitive, indirect, incidental, exemplary or consequential loss or damage, or for lost profits, based on a contract, tort, or any other legal theory, arising out any breach of this Agreement or otherwise relating to the subject matter of this Agreement, except as may be specifically and expressly stated in this Agreement.

[*****]

XIII.	NOTICES

Any notice of communication to be given hereunder shall be in writing and be delivered personally, mailed, or sent via facsimile transmission, as follows:

If to MYLAN:	Mylan Pharmaceuticals Inc.
781 Chestnut Ridge Road
Morgantown, West Virginia 26505
Attention:
Facsimile No.:

With a copy to:

Deputy General Counsel
Mylan Inc.
1500 Corporate Drive
Canonsburg, PA 15317
Facsimile No.: (724) 514-1870

If to RAPTOR:

Raptor Therapeutics Inc.
9 Commercial Boulevard
Suite 200
Novato, CA 94949

XIV.	SEVERABILITY

If any provision of this Agreement is found invalid or unenforceable by a court of law, the remainder of this Agreement shall continue in full force and effect.

XV.	WAIVER

A waiver by either Party of any terms, provisions, or condition of this Agreement shall not constitute a precedent or bind either Party to a waiver of any succeeding default or other breach of the same of any other term, provision, or conditions of this Agreement.

XVI.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

XVII.	ENTIRE AGREEMENT

The terms and conditions of this Agreement, ATTACHMENT I, ATTACHMENT II, and the CDA, express the entire agreement between MYLAN and RAPTOR and supersede all prior drafts and/or understandings between the Parties.

IN WITNESS of their agreement to the terms and conditions contained herein, MYLAN and RAPTOR, intending to be legally bound, have caused the following signatures to be affixed hereto:

MYLAN PHARMACEUTICALS INC.	RAPTOR THERAPEUTICS INC.

BY: /s/ Harry A. Korman	BY: /s/ Thomas E. Daley

PRINT NAME: Harry A. Korman	PRINT NAME: Thomas E. Daley

TITLE: President, North America	TITLE: President

[*****]   Raptor Pharmaceutical Corp. has requested confidential treatment of certain portions of this agreement which have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

ATTACHMENT I

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ATTACHMENT II

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